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                                                                    EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                  FOR TENDER OF

                      10.875 % CAPITAL SECURITIES, SERIES A
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)

                                       OF

                         BFD PREFERRED CAPITAL TRUST II

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the exchange offer if (i) the procedures for delivery by book-entry transfer cannot be completed on or prior to the expiration date (as defined in the prospectus referred to below), (ii) certificates for the Trust's (as defined below) 10.875 % Capital Securities, Series A (the "original capital securities"), are not immediately available or
(iii) original capital securities, the Letter of Transmittal and all other required documents cannot be delivered to Wilmington Trust Company, the property trustee (the "Property Trustee") of BFD Preferred Capital Trust II, as exchange agent (the "exchange agent"), on or prior to the expiration date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the exchange agent. See "The Exchange Offer--Procedures for Tendering Original Capital Securities" in the prospectus.

                  THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                            WILMINGTON TRUST COMPANY,
              AS PROPERTY TRUSTEE OF BFD PREFERRED CAPITAL TRUST II


By Registered or Certified Mail                   By Hand or Overnight Delivery
-------------------------------                   -----------------------------
   Wilmington Trust Company,                         Wilmington Trust Company,
       as Exchange Agent                                 as Exchange Agent
      Rodney Square North                               Rodney Square North
   1100 North Market Street                          1100 North Market Street
   Wilmington, DE 19890-0001                         Wilmington, DE 19890-0001

Attention: Corporate Trust                          Attention: Corporate Trust
     Administration-                                     Administration-
BFD Preferred Capital Trust II                    BFD Preferred Capital Trust II
      Exchange Offer                                       Exchange Offer


                              CONFIRM BY TELEPHONE
                            OR FOR INFORMATION CALL:
                                 (302) 681-1000

                            FACSIMILE TRANSMISSIONS:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (302) 651-8882

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions therefor, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to BFD Preferred Capital Trust II, a Delaware business trust (the "Trust"), upon the terms and subject to the conditions set forth in the prospectus dated __________________, 2001 (as the same may be amended or supplemented from time to time, the "prospectus"), and the related Letter of Transmittal (which together constitute the "exchange offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of original capital securities set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer--Procedures for Tendering Original Capital Securities."

     This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the Original Capital Securities exactly as its (their) name(s) appear(s) on certificates for Original Capital Securities or on a security position listing the owners of Original Capital Securities, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmittal with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.



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                            PLEASE SIGN AND COMPLETE

Print Name(s) of Registered Holder(s):__________________________________________

Address(es):____________________________________________________________________

Area Code and Telephone Number:_________________________________________________

Print Name and Title of Authorized Signatory:___________________________________

Total Liquidation Amount of Original Capital Securities Held By Registered
Holder: $_______________________________________________________________________

Liquidation Amount of Original Capital Securities Tendered (if different than the total liquidation amount): $____________________*

     If Original Capital Securities will be tendered by forwarding a Certificate of Certificates, provide the following information:

Certificate No(s) of Original Capital Securities (if available): _______________

If Original Capital Securities will be tendered by book-entry transfer, provide The Depository Trust Company ("DTC") Account Number: ___________________________

Date:_________________________________


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*    Must be in denominations of a Liquidation Amount of $1,000 and any integral multiple thereof, and not less than $100,000 aggregate Liquidation Amount.

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     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
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          SIGNATURES(S) OF REGISTERED HOLDER(S) OR AUTHORIZED SIGNATORY

X                                         X
  --------------------------------------    ----------------------------------


X                                         X
  --------------------------------------    ----------------------------------



               THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

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                                    GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the exchange agent, at one of its addresses set forth above, either the 10.875 % Capital Securities, Series A ("original capital securities") tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such original capital securities to the exchange agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the original capital securities tendered hereby to the exchange agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


Name of Firm:
              ---------------------------------------------------------------
                                (Authorized Signature)

Address:
         --------------------------------------------------------------------

-----------------------------------------------------------------------------
                                                                 (Zip Code)

Title:
       ----------------------------------------------------------------------

Name:
      -----------------------------------------------------------------------
                            (Please type or print)

Area Code and
Telephone Number:                               Date:
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NOTE: DO NOT SEND ORIGINAL CAPITAL SECURITIES WITH THIS NOTICE OF GUARANTEED
DELIVERY. ACTUAL SURRENDER OF ORIGINAL CAPITAL SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.


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